Exhibit 10.18
JOINDER AGREEMENT OF NEW INDEMNITOR

THIS JOINDER AGREEMENT OF NEW INDEMNITOR (this “Joinder Agreement”), is dated as of March 8, 2022, and is made by NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a Delaware statutory trust (the “New Indemnitor”), NEXPOINT HOSPITALITY TRUST, a real estate investment trust formed under the laws of the Province of Ontario (“NexPoint Hospitality Trust”) and NEXPOINT REAL ESTATE ADVISORS, L.P., a Delaware limited partnership (“NexPoint Advisors” and together with NexPoint Hospitality Trust, the “Existing Indemnitor”) in favor of and delivered to ACORE CAPITAL MORTGAGE, LP, a Delaware limited partnership, in its capacity as Administrative Agent for and on behalf of the Lenders from time to time party to the Loan Agreement defined below (together with its successors and/or assigns, “Administrative Agent”) under that certain Loan Agreement dated as of February 28, 2019, by and among 2325 STEMMONS TRS, INC., a Delaware corporation, 2325 STEMMONS HOTEL PARTNERS, LLC, HCRE ADDISON, LLC, HCRE ADDISON TRS, LLC, HCRE PLANO, LLC, HCRE PLANO TRS, LLC, HCRE LAS COLINAS, LLC, HCRE LAS COLINAS TRS, LLC, NHT SP, LLC, and NHT SP TRS, LLC, each a Delaware limited liability company (collectively, “Borrower”), the Lenders from time to time party thereto, and Administrative Agent (as the same may be amended, revised, modified, supplemented or amended and restated from time to time, the “Loan Agreement”). All capitalized terms not otherwise defined in this Joinder Agreement shall have the meanings given to such terms in the Loan Agreement.

RECITALS
A.Lenders agreed to make a Loan to Borrower pursuant to the terms and conditions of the Loan Agreement. The Loan is secured by, among other things, the Security Instrument.

B.In connection with the Loan, (i) NexPoint Advisors and NHT Holdco LLC, a Delaware limited liability company (“Holdco”), executed and delivered that certain Guaranty of Recourse Obligations (the “Guaranty of Recourse Obligations”) in favor of the Administrative Agent dated as of February 28, 2019; (ii) Holdco executed and delivered that certain Completion Guaranty (the “Completion Guaranty”) in favor of the Administrative Agent dated as of February 28, 2019; and (iii) the Borrower, Holdco, and Existing Indemnitor executed and delivered that certain Environmental Indemnity Agreement (the “Environmental Indemnity”) in favor of the Administrative Agent dated February 28, 2019. The Guaranty of Recourse Obligations together with the Completion Guaranty and the Environmental Indemnity are collectively referred to in this Joinder Agreement as the “Guaranty”.

C.Pursuant to that certain Joinder Agreement of New Indemnitor and Release of Prior Indemnitor dated May 1, 2019, among Holdco, NexPoint Advisors and NexPoint Hospitality Trust, Holdco was released from its obligations under the Guaranty and NexPoint Hospitality Trust assumed the obligations of Holdco under the Guaranty.

D.Pursuant to Section 8 of the Guaranty of Recourse Obligations, Existing Indemnitor is required to (i) maintain a Guarantor Net Worth (as defined therein) of at least

$90,000,000.00, and (ii) own Liquid Assets (as defined therein), in its own name, of at least $10,000,000.00.

E.The Existing Indemnitor acknowledges and agrees that it fails to satisfy both the net worth and liquidity requirements under Section 8 of the Guaranty of Recourse Obligations as of the date hereof.

F.Pursuant to Section 6.1(j) of the Loan Agreement, it is an Event of Default if the Existing Indemnitor breaches any of its net worth or liquidity requirements under the Loan Documents.

G.In order to cure the Event of Default identified in Recital F, New Indemnitor agrees to execute this Joinder Agreement.

1.Benefit to New Indemnitor. New Indemnitor represents and warrants that (i) it has received, or will receive, direct and/or indirect benefit from the Loan to Borrower, and (ii) has received, or will receive, direct and/or indirect benefit from executing this Joinder Agreement and becoming a “Guarantor” under the Guaranty.

2.Assumption by New Indemnitor of Guaranty of Recourse Obligations. From and after the date hereof, New Indemnitor hereby, jointly and severally together with Existing Indemnitor, assumes and agrees to be liable and responsible for and bound by all of the obligations, agreements and liabilities under the Guaranty of Recourse Obligations, as fully and completely as if the New Indemnitor had originally executed and delivered such Guaranty of Recourse Obligations as the guarantor/indemnitor thereunder. New Indemnitor further agrees to pay, perform and discharge each and every obligation of payment and performance of any guarantor/indemnitor under, pursuant to and as set forth in the Guaranty of Recourse Obligations at the time, in the manner and otherwise in all respects as therein provided. From and after the date hereof, the Guaranty of Recourse Obligations is amended to provide that all references to the term “Guarantor” used in the Guaranty of Recourse Obligations shall mean and refer to New Indemnitor and Existing Indemnitor collectively.

3.Assumption by New Indemnitor of Completion Guaranty. From and after the date hereof, New Indemnitor hereby, jointly and severally together with NexPoint Hospitality Trust, assumes and agrees to be liable and responsible for and bound by all of the obligations, agreements and liabilities under the Completion Guaranty, as fully and completely as if the New Indemnitor had originally executed and delivered such Completion Guaranty as the guarantor/indemnitor thereunder. New Indemnitor further agrees to pay, perform and discharge each and every obligation of payment and performance of any guarantor/indemnitor under, pursuant to and as set forth in the Completion Guaranty at the time, in the manner and otherwise in all respects as therein provided. From and after the date hereof, the Completion Guaranty is amended to provide that all references to the term “Guarantor” used in the Completion Guaranty shall mean and refer to New Indemnitor and NexPoint Hospitality Trust collectively.
4.Assumption by New lndemnitor of Environmental Indemnity. New Indemnitor, jointly and severally together with Existing Indemnitor, assumes and agrees to be liable and responsible for and bound by all of the obligations, agreements and liabilities under the Environmental Indemnity as fully and completely as if New Indemnitor had signed such Environmental Indemnity as the indemnitor/guarantor thereunder. New Indemnitor further agrees to pay, perform, and discharge each and every obligation of payment and performance of any guarantor/indemnitor under, pursuant to and as set forth in the Environmental Indemnity at the time, in the manner and otherwise in all respects as therein provided. The liability of New Indemnitor under this Section 4 shall be joint and several with that of Borrower and Existing Indemnitor. From and after the date hereof, the Environmental Indemnity is amended to provide that (a) all references to the term “Guarantor” used in the Environmental Indemnity shall mean and refer to the New Indemnitor and the Existing Indemnitor collectively and (b) all references to the term “Indemnitor” used in the Environmental Indemnity shall mean and refer to the New Indemnitor, the Existing Indemnitor, and the Borrower collectively.
5.Conditions to Release of New Indemnitor1. Administrative Agent for and on behalf of the Lenders acknowledges and agrees that the New Indemnitor shall be released as a “Guarantor” under the Guaranty at such time all of the following conditions have been satisfied in Lenders’ sole and absolute discretion: (a) no Event of Default exists, (b) the Existing Indemnitor concurrently delivers to the Administrative Agent all of the following documents: (i) a complete set of its audited financial statements prepared by an Independent Accountant in accordance with an Approved Accounting Method which indicate that the Existing Indemnitor independently complies with the requirements of Section 8 of the Guaranty of Recourse Obligations, (ii) a Guarantor Certificate (as defined in the Guaranty of Recourse Obligations), with the “Financial Covenants Certification” section completed in full certifying that the Existing Indemnitor complies with the requirements of Section 8 of the Guaranty of Recourse Obligations, (iii) a written confirmation certifying the New Indemnitor’s and Existing Indemnitor’s compliance with all terms and conditions of the Guaranty, and (iii) any and all other documents, items, and/or information that the Administrative Agent, in its sole and absolute discretion, may require to ensure that the conditions under subsections (a) and (b) above have been satisfied. Nothing contained in this Section 5 shall be deemed to amended or modify any of the reporting obligations of the “Guarantor” under Section 8 of the Guaranty of Recourse Obligations. Furthermore, in the event New Indemnitor is released upon the Lenders’ determining that all of the conditions in this Section 5 have been satisfied, the Security Instrument and all other Loan Documents (other than the Guaranty) and all liens and security interests granted therein by any party (other than the New Indemnitor) shall remain unmodified and in full force and effect. The Administrative Agent is signing this Joinder Agreement for and on behalf of the Lenders solely for the purpose of acknowledging and agreeing to the conditions that must occur in order for the New Indemnitor to be released as a “Guarantor” under the Guaranty.
6.Confirmation of Continuing Liability by Existing lndemnitor. Existing Indemnitor hereby acknowledges and agrees that (a) Existing Indemnitor has reviewed, and consents to, the terms of this Joinder Agreement, (b) Existing Indemnitor unconditionally ratifies and confirms, renews and reaffirms all of its obligations and liabilities under the Guaranty of Recourse Obligations and the Environmental Indemnity, and (c) such obligations and liabilities remain in full force and effect, binding on and enforceable against it in accordance with their respective terms, covenants and conditions, without impairment. In addition to acknowledging and agreeing to those matters set forth under subsections (a), (b), and (c) above as a part of the Existing Indemnitor, NexPoint Hospitality Trust hereby acknowledges and agrees that (i) NexPoint Hospitality Trust unconditionally ratifies and confirms, renews and reaffirms all of its obligations and liabilities under the Completion Guaranty, and (ii) such obligations and liabilities remain in full force and effect, binding on and enforceable against it in accordance with their respective terms, covenants and conditions, without impairment.

1 NTD: Subject to Lender’s review.

7.Confirmation of Representations. New Indemnitor confirms the truth and accuracy of all representations and warranties set forth in the Guaranty of Recourse Obligations, the Completion Guaranty, and the Environmental Indemnity, as applicable. In addition, New Indemnitor and Existing Indemnitor each represents and warrants, as of the date of this Joinder Agreement, that no Event of Default has occurred and is continuing except for the Event of Default cured by this Joinder Agreement.

8.Authority Representations by New Indemnitor. The execution and delivery of this Joinder Agreement, and performance by New Indemnitor under this Joinder Agreement, the Guaranty of Recourse Obligations, and the Environmental Indemnity will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to New Indemnitor or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which New Indemnitor is a party or by which the Property may be bound or affected. New Indemnitor has the power and requisite authority to execute, deliver and perform their respective obligations under this Joinder Agreement and any other document executed in connection herewith and, upon execution and delivery of the necessary resolution as required by the terms of that certain Omnibus Amendment Agreement dated on or about the date hereof by and among the Borrower, New Indemnitor, NexPoint Hospitality Trust, NexPoint Advisors, NexPoint Real Estate Trust and the Administrative Agent, New Indemnitor shall be duly authorized to, and shall have taken all actions necessary to authorize such party to, execute, deliver and perform its obligations under this Joinder Agreement. This Joinder Agreement, , upon execution and delivery of the necessary resolution as required by the terms of that certain Omnibus Amendment Agreement dated on or about the date hereof by and among the Borrower, New Indemnitor, NexPoint Hospitality Trust, NexPoint Advisors, NexPoint Real Estate Trust and the Administrative Agent, New Indemnitor, shall constitute legal, valid and binding obligations of New Indemnitor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by New Indemnitor of this Joinder Agreement or to consummate the transactions contemplated hereby, which consent has not been obtained.
9.Acknowledgement by the Existing Indemnitor. The Existing Indemnitor acknowledges that this Joinder Agreement, as executed by the New Indemnitor, shall be conclusively taken to have been executed by, or by an officer of the New Indemnitor on behalf of, the trustees of the New Indemnitor only in their capacity as trustees. The Existing Indemnitor hereby disavow any liability upon and waive any claims against holders of trust units of the New Indemnitor (“REIT Units”) and any annuitants or beneficiaries of a trust governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan or deferred profit sharing plan or similar plan or under plans of which holders of REIT Units act as trustee or carrier, and the obligations created hereunder are not personally binding upon, nor shall resort be had to, nor shall recourse or satisfaction be sought from, the private property of any trustee or officers, employees or agents of the New Indemnitor or any holder of REIT Units or such annuitant or beneficiary, but only the property of the New Indemnitor from time to time owned thereby shall be bound. It is agreed that the benefit of this provision is restricted to the trustees of the New Indemnitor, each holder of REIT Units, such annuitants or beneficiaries and officers, employees or agents of the New Indemnitor and, solely for that purpose, the undersigned signing officer(s) of the New Indemnitor have entered into this provision as agent(s) and trustee(s) for and on behalf of the trustees of the New Indemnitor, each holder of REIT Units, each such annuitant or beneficiary and officers, employees or agents of the New Indemnitor.

10.Notices to New lndemnitor. Administrative Agent shall deliver any notices to New Indemnitor which are required to be delivered pursuant to the Guaranty to the same address and the same manner as that set forth for the Existing Indemnitor in the Guaranty.

11.Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.Governing Law. This Joinder Agreement shall be interpreted, construed, and enforced in accordance with the governing law provisions of the Guaranty of Recourse Obligations, the Completion Guaranty, and the Environmental Indemnity, as applicable.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The undersigned New Indemnitor and Existing Indemnitor have executed and delivered this Joinder Agreement to be effective as of the date hereof.
NEW INDEMNITOR:
NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a statutory trust organized under the Delaware Statutory Trust Statute
By: /s/ James Dondero_________________
Name: James Dondero
Title: President and Principal Executive Officer
EXISTING INDEMNITOR:
NEXPOINT REAL ESTATE ADVISORS, L.P., a Delaware limited partnership
By: /s/ Matt McGraner________________
Name: Matt McGraner
Title: Executive Vice President
NEXPOINT HOSPITALITY TRUST, a real estate investment trust formed under the laws of the Province of Ontario
By: /s/ Brian Mitts____________________
Name: Brian Mitts
Title: Corporate Secretary

[Signatures Continued on Next Page]
(Joinder Agreement of New Indemnitor – Signature Page)

ACKLOWLEDGED AND AGREED (solely as to the conditions
of New Indemnitor’s release set forth in Section 5 of this Joinder
Agreement)

ADMINSTRATIVE AGENT:
ACORE CAPITAL MORTGAGE, LP, a Delaware limited
partnership, in its capacity as Administrative Agent for and on behalf of the Lenders

By:    ACORE Capital Mortgage GP, LLC, a Delaware
    limited liability company, its General Partner

By: /s/ David Dancer______________________
    Name: David Dancer
    Title: Authorized Signatory
(Joinder Agreement of New Indemnitor – 2nd Signature Page)